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                                                                       Exhibit 5

                                          December 1, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Nu Horizons Electronics Corp.
              Registration Statement on Form S-8
              ----------------------------------

Gentlemen:

         Reference is made to the filing by Nu Horizons Electronics Corp. (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 600,000 shares of the Corporation's Common Stock, $.0066 par value per share, in connection with the Nu Horizons Electronics Corp. 2000 Key Employee Stock Option Plan, as amended (the "Plan").

         As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Plan, related documents under the Plan and such other documents as we have deemed necessary or relevant under the circumstances.

         Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation 600,000 shares of its Common Stock, $.0066 par value per share. The shares of the Corporation's Common Stock, when issued pursuant to the Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,


                              /S/ BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.
                              BLAU, KRAMER, WACTLAR &
                                    LIEBERMAN, P.C.